Exhibit 99.1

Premiere Global Services Reports Third Quarter 2009 Results: Revenues Total $148.0M, Non-GAAP Diluted EPS from Continuing Operations $0.20*

Meeting Business Remains Flat Despite Continuing Pressure from Economy and Unemployment

ATLANTA--(BUSINESS WIRE)--October 22, 2009--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand, applied communication technologies, today announced results for the third quarter ended September 30, 2009. Consolidated net revenues totaled $148.0 million in the third quarter of 2009 ($149.4 million on a constant currency basis*), compared to $156.5 million in the third quarter of 2008. Revenue from the Company’s PGiMeet conferencing and collaboration solutions totaled $111.4 million ($112.6 million on a constant currency basis*) in the third quarter of 2009, compared to $112.9 million in the third quarter of 2008.

The Company continued its efforts to focus and streamline its business in the third quarter, resulting in approximately $16.9 million in restructuring costs and asset impairments. In the third quarter of 2009, the Company’s operating loss totaled $1.2 million, net loss from continuing operations totaled $4.6 million and diluted EPS from continuing operations totaled ($0.08). Excluding restructuring costs, asset impairments and other items set forth on the attached reconciliation of non-GAAP financial measures table, the Company’s non-GAAP operating income totaled $20.8 million*, non-GAAP net income from continuing operations totaled $11.7 million* and non-GAAP diluted EPS from continuing operations totaled $0.20* in the third quarter of 2009.

“Our business is continuing to feel the lagging effects of today’s lower business activity and higher levels of global unemployment,” said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. “Although we are cautious in our near-term business outlook, we are encouraged by recent data that suggest the economy may be stabilizing. We remain very excited about our Company, our market and our strategies for growth, and we continue to actively invest in our future.”

Revenue Detail

In the third quarter of 2009, net revenue in the Company’s reportable segments changed from the comparable prior year quarter as follows:

  North America totaled $91.3 million, versus $96.3 million;
  Europe totaled $28.0 million, versus $30.8 million; and
  Asia Pacific totaled $28.7 million, versus $29.5 million.

Nine Month Results

Consolidated net revenues for the nine months ended September 30, 2009 were $457.0 million, compared to $468.9 million for the comparable prior year period. For the nine months ended September 30, 2009, operating income totaled $33.7 million, net income from continuing operations totaled $15.2 million and diluted EPS from continuing operations totaled $0.26. The Company’s non-GAAP operating income totaled $74.4 million*, non-GAAP net income from continuing operations totaled $43.1 million* and non-GAAP diluted EPS from continuing operations totaled $0.72* for this nine-month period, excluding the items set forth on the attached reconciliation of non-GAAP financial measures table.

Other News

The Company also announced today its intention to divest its email marketing business. While a transaction has not yet been consummated, the Company has met the criteria to classify this business as discontinued operations, and prior period results have been reclassified to conform to this presentation. In connection with the decision, the Company recorded a non-cash charge of $7.3 million in discontinued operations to reduce the carrying value of the assets associated with this business to reflect their estimated current value. Adjusted quarterly results reflecting this business as discontinued operations in 2008 and 2009 are presented in the Company’s Current Report on Form 8-K filed today.

“We are continuing to align our Company around our core expertise in collaboration services,” said Mr. Jones. “Although we believe that we developed a competitive email marketing product suite, these specialized applications have proven to be a very different sale for us, and they have not produced many synergies with our core PGiMeet and PGiSend solutions customers. Accordingly, we plan to divest this very small portion of our revenues. We are confident these customers will continue to be fully supported with the high level of service they have come to expect from us.”

* To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: non-GAAP operating income, non-GAAP net income from continuing operations, non-GAAP diluted net income per share (EPS) from continuing operations and organic growth. The Company has also included these non-GAAP measures, as well as consolidated net revenues, segment net revenue and certain solutions revenue, on a constant currency basis. Management uses these measures internally as a means of analyzing the Company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Financial Outlook

The following statements are based on Premiere Global’s current expectations as of October 22, 2009. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company’s filings with the Securities and Exchange Commission.

The Company continues to anticipate that its operating results will be in-line with its previous outlook. Based on current foreign currency exchange rates, the Company anticipates that in the fourth quarter of 2009, consolidated net revenues will be in the range of $140-$144 million and non-GAAP diluted EPS from continuing operations* will be in the range of $0.17-$0.19.

Conference Call

The Company will hold a conference call at 5:00 p.m., Eastern Time, this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (888) 820-9416 (U.S. and Canada) or (913) 312-0974 (International).

The conference call will simultaneously be webcast. Please visit www.premiereglobal.com/investors for webcast details, as well as the webcast archive and the text of the earnings release, including the financial and statistical information to be presented during the call.

A replay will be available following the call at 8:00 p.m., Eastern Time, tonight through midnight, Eastern Time, on October 30, 2009, and can be accessed by calling (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The confirmation code is 1432472.

About Premiere Global Services, Inc.

Premiere Global Services, Inc. provides on-demand, applied communication technologies that revolutionize the way people interact. Every month, nearly 12 million people around the world use Premiere Global’s advanced solutions and next-generation collaboration platform to work, collaborate and make meaningful connections. Customers include more than 50,000 companies and nearly 90% of the Fortune 500. Premiere Global is headquartered in Atlanta, Georgia, and operates in 24 countries worldwide. Additional information can be found at www.premiereglobal.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes; the development of alternatives to our services; general domestic and international economic, business or political conditions; weakening global economic and credit conditions, including customer consolidations, restructuring, bankruptcies or payment defaults; market acceptance of our new services and enhancements; our ability to complete acquisitions and integrate acquired operations; concerns regarding the security of sending information over the Internet and public networks; our ability to upgrade our equipment or increase our network capacity; service interruptions; continued weakness in our legacy broadcast fax business; our dependence on telecommunications supply agreements; increased financial leverage; our dependence on our subsidiaries for cash flow; future write-downs of goodwill or other intangible assets; assessments of income, sales and other taxes for which we have not accrued; our ability to protect our proprietary technology and intellectual property rights; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations and fluctuations in currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Net revenues	$148,002	$156,532	$457,017	$468,886
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)
	64,471	64,185	195,469	190,399
Selling and marketing	34,540	37,044	107,255	115,808
General and administrative	16,655	16,867	48,514	49,470
Research and development	4,575	3,793	12,558	11,374
Excise tax expense	-	-	-	2,890
Depreciation	9,458	7,934	27,180	23,324
Amortization	2,515	3,957	8,272	11,814
Restructuring costs	13,304	-	19,585	3,339
Asset impairments	3,615	249	3,615	249
Net legal settlements and related expenses	51	784	212	2,392
Acquisition-related costs	41	-	612	-
Total operating expenses	149,225	134,813	423,272	411,059

Operating income (loss)	(1,223)	21,719	33,745	57,827

Other (expense) income:
Interest expense	(3,286)	(4,501)	(11,077)	(14,662)
Unrealized gain on change in fair value of interest rate swaps	786	629	2,872	260
Interest income	86	67	266	418
Other, net	(220)	(122)	(310)	694
Total other (expense), net	(2,634)	(3,927)	(8,249)	(13,290)

Income (loss) from continuing operations before income taxes	(3,857)	17,792	25,496	44,537
Income tax expense	699	5,933	10,279	13,436
Net income (loss) from continuing operations	(4,556)	11,859	15,217	31,101

Loss on discontinued operations, net of taxes	(8,060)	(1,101)	(9,824)	(2,769)

Net income (loss)	$(12,616)	$10,758	$5,393	$28,332

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	59,049	59,461	58,907	59,400

Basic net income (loss) per share
Continuing operations	$(0.08)	$0.20	$0.26	$0.52
Discontinued operations	(0.14)	(0.02)	(0.17)	(0.05)
Net income (loss) per share	$(0.21)	$0.18	$0.09	$0.48

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	59,049	60,535	59,457	60,611

Diluted net income (loss) per share
Continuing operations	$(0.08)	$0.20	$0.26	$0.51
Discontinued operations	(0.14)	(0.02)	(0.17)	(0.05)
Net income (loss) per share	$(0.21)	$0.18	$0.09	$0.47

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents	$37,088	$27,535
Accounts receivable (less allowances of $1,687 and $2,069, respectively)	95,071	94,469
Prepaid expenses and other current assets	11,882	12,623
Deferred income taxes, net	8,194	11,184
Total current assets	152,235	145,811

PROPERTY AND EQUIPMENT, NET	137,210	129,077

OTHER ASSETS
Goodwill	356,078	343,954
Intangibles, net of amortization	26,604	32,080
Restricted cash	269	306
Other assets	9,918	9,779
TOTAL ASSETS	$682,314	$661,007

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$52,269	$52,710
Income taxes payable	2,383	3,063
Accrued taxes, other than income taxes	8,566	9,818
Accrued expenses	31,387	33,787
Current maturities of long-term debt and capital lease obligations	3,744	2,455
Accrued restructuring costs	11,744	1,082
Total current liabilities	110,093	102,915

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	263,653	269,034
Accrued restructuring costs	5,259	771
Accrued expenses	17,251	20,150
Deferred income taxes, net	6,952	14,303
Total long-term liabilities	293,115	304,258

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; 150,000,000 shares authorized, 60,603,420 and 60,792,441 shares issued and outstanding, respectively
	606	608
Additional paid-in capital	550,295	545,801
Notes receivable, shareholder	(1,789)	(1,803)
Accumulated other comprehensive (loss)	7,061	(8,312)
Accumulated deficit	(277,067)	(282,460)
Total shareholders' equity	279,106	253,834
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$682,314	$661,007

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,393	$28,332
Loss from discontinued operations, net of taxes	9,824	2,769
Income from continuing operations	15,217	31,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,180	23,324
Amortization	8,272	11,814
Amortization of deferred financing costs	455	423
Net legal settlements and related expenses	212	2,392
Payments for legal settlements and related expenses	-	(1,613)
Deferred income taxes, net of effect of acquisitions	(4,468)	9,495
Restructuring costs	19,585	3,339
Payments for restructuring costs	(4,790)	(3,843)
Asset impairments	3,615	249
Equity-based compensation	8,324	9,403
Excess tax benefits from share-based payment arrangements	(311)	(972)
Unrealized (gain) loss on change in fair value of interest rate swaps	(2,872)	(260)
Provision (recovery) for doubtful accounts	707	(59)
Excise tax expense	-	2,890
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	2,210	(10,679)
Prepaid expenses and other assets	1,768	(1,787)
Accounts payable and accrued expenses	(4,462)	2,412
Net cash provided by operating activities from continuing operations	70,642	77,629
Net cash used in operating activities from discontinued operations	(2,251)	(3,148)
Net cash provided by operating activities	68,391	74,481

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(32,100)	(35,066)
Other investing activities	101	-
Business acquisitions, net of cash acquired	(8,151)	(30,225)
Net cash used in investing activities from continuing operations	(40,150)	(65,291)
Net cash used in investing activities from discontinued operations	(2,616)	(3,553)
Net cash used investing activities	(42,766)	(68,844)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(167,207)	(406,989)
Proceeds from borrowing arrangements	153,316	418,110
Payments of debt issuance costs	(147)	(8)
Repayment of shareholder notes	93	-
Excess tax benefits from share-based payment arrangements	311	972
Purchase of treasury stock, at cost	(4,681)	(10,306)
Exercise of stock options	554	2,296
Net cash (used in) provided by financing activities	(17,761)	4,075

Effect of exchange rate changes on cash and equivalents	1,689	(1,618)

NET INCREASE IN CASH AND EQUIVALENTS	9,553	8,094
CASH AND EQUIVALENTS, beginning of period	27,535	18,259
CASH AND EQUIVALENTS, end of period	$37,088	$26,353

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Non-GAAP Operating Income (1)
Operating income, as reported	$(1,223)	$21,719	$33,745	$57,827
Restructuring costs	13,304	-	19,585	3,339
Asset impairments	3,615	249	3,615	249
Net legal settlements and related expenses	51	784	212	2,392
Equity-based compensation	2,518	2,940	8,327	9,403
Excise tax expense	-	-	-	2,890
Acquisition-related costs	41	-	612	-
Depreciation	-	-	-	(663)
Amortization	2,515	3,957	8,272	11,814
Non-GAAP operating income	$20,821	$29,649	$74,368	$87,251

Non-GAAP Net Income from Continuing Operations (1)
Net income (loss) from continuing operations, as reported	$(4,556)	$11,859	$15,217	$31,101
Elimination of tax adjustments	1,952	(126)	2,401	(1,289)
Unrealized gain on change in fair value of interest rate swaps	(531)	(415)	(1,939)	(172)
Restructuring costs	8,980	-	13,220	2,204
Asset impairments	2,440	164	2,440	164
Net legal settlements and related expenses	34	517	143	1,579
Equity-based compensation	1,700	1,940	5,621	6,206
Excise tax expense	-	-	-	1,907
Excise tax interest	-	-	-	733
Acquisition-related costs	28	-	413	-
Depreciation	-	-	-	(438)
Amortization	1,698	2,612	5,584	7,797
Non-GAAP net income from continuing operations	$11,745	$16,551	$43,100	$49,792

Non-GAAP Diluted EPS from Continuing Operations (1) (2)
Diluted net income (loss) per share from continuing operations, as reported	$(0.08)	$0.20	$0.26	$0.51
Elimination of tax adjustments	0.03	(0.00)	0.04	(0.02)
Unrealized gain on change in fair value of interest rate swaps	(0.01)	(0.01)	(0.03)	-
Restructuring costs	0.15	-	0.22	0.04
Asset impairments	0.04	-	0.04	-
Net legal settlements and related expenses	-	0.01	-	0.03
Equity-based compensation	0.03	0.03	0.09	0.10
Excise tax expense	-	-	-	0.03
Excise tax interest	-	-	-	0.01
Acquisition-related costs	-	-	0.01	-
Depreciation	-	-	-	(0.01)
Amortization	0.03	0.04	0.09	0.13
Non-GAAP diluted EPS from continuing operations	$0.20	$0.27	$0.72	$0.82

(1)	Management believes that presenting non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations provide useful information regarding underlying trends in our continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents non-GAAP diluted EPS from continuing operations to exclude these non-cash items as well as non-recurring items that are unrelated to our ongoing operations, including tax adjustments, unrealized gain on change in fair value of interest rate swaps, restructuring costs, asset impairments, net legal settlements and related expenses, excise tax expense and interest and acquisition-related costs. These non-cash and non-recurring items are presented net of taxes for non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations. The portion of depreciation expense excluded from non-GAAP operating income, and excluded from non-GAAP net income from continuing operations and non-GAAP diluted EPS from continuing operations, net of taxes, reflects management's review and adjustment of the useful economic lives of depreciable assets.

(2)	For the three months ended September 30, 2009, diluted net income per share from continuing operations, as reported, is calculated using basic weighted- average shares outstanding of 59,049. The effect of stock options and other share-based awards is excluded from the shares used in this calculation because such effect is anti-dilutive. However, non-GAAP diluted EPS from continuing operations is calculated using diluted weighted-average shares outstanding of 59,564. The effect of stock options and other share-based awards is included in the shares used in the calculation of non-GAAP diluted EPS from continuing operations because such effect is dilutive.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP
CONSTANT CURRENCY ADJUSTMENTS AND ORGANIC GROWTH

Constant Currency Adjustments (3)
			Impact of fluctuations in foreign currency exchange rates
		Q3 - 09 (Constant currency)		Q3 - 09 (Actual)

		(Unaudited, in thousands, except per share data)

	Consolidated Net Revenues	$149,449	$(1,447)	$148,002
	North America Net Revenue	$91,514	$(210)	$91,304
	Europe Net Revenue	$30,037	$(2,009)	$28,028
	Asia Pacific Net Revenue	$27,898	$772	$28,670
	PGiMeet Solutions Revenue	$112,645	$(1,241)	$111,404
	Non-GAAP Operating Income	$20,987	$(166)	$20,821
	Non-GAAP Net Income from Continuing Operations	$11,909	$(164)	$11,745
	Non-GAAP Diluted EPS from Continuing Operations	$0.20	$0.00	$0.20

(3)	Management also presents these non-GAAP financial measures, as well as consolidated net revenues, segment net revenue and certain solutions revenue, on a constant currency basis to exclude the effects of foreign currency exchange rates, which are not completely within management's control, in order to facilitate period-to-period comparison of our financial results without the distortion of these fluctuations. These constant currency adjustments exclude any fluctuations in foreign currency exchange rates using the average exchange rates from the current year period and applying them to prior period results.

Organic Growth (4)

			Impact of fluctuations in foreign currency exchange rates		Organic net revenue growth		Organic net revenue growth rate
		September 30, 2008		Impact of acquisitions		September 30, 2009

		(Unaudited, in thousands, except percentages)

	Consolidated Net Revenues, Three Months Ended	$156,532	$(1,447)	$2,191	$(9,274)	$148,002	-5.9%
	Consolidated Net Revenues, Nine Months Ended	$468,886	$(17,389)	$8,823	$(3,303)	$457,017	-0.7%

	PGiMeet Solutions Revenue, Three Months Ended	$112,938	$(1,241)	$2,191	$(2,484)	$111,404	-2.2%
	PGiMeet Solutions Revenue, Nine Months Ended	$331,680	$(11,580)	$8,823	$17,050	$345,973	5.1%

(4)	Management defines "organic growth" as revenue changes excluding the impact of foreign currency exchange rate fluctuations and acquisitions made during the periods presented and presents this non-GAAP financial measure to exclude the effect of these items that are not completely within management's control, such as foreign currency exchange rate fluctuations, or do not reflect our ongoing core operations or underlying growth, such as acquisitions.

CONTACT:
Premiere Global Services, Inc.
Investor Calls
Sean O’Brien, 404-262-8462
Senior Vice President
Strategic Planning & IR